EXHIBIT 16.1

[LOGO]                                         2700 N. Military Trail, Suite 200
SHERB & CO., LLP                                            Boca Raton, FL 33431
                                                               Tel: 561-939-1275
                                                               Fax: 561-826-8100
                                                       e-mail: info@sherbcpa.com
                                                 Offices in New York and Florida
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Certified Public Accountants

U.S. Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

      Re:   Safetek International, Inc.
            Commission File No. 033-22175

Gentlemen:

We have read Item 4.01(a) of Safetek International, Inc.'s Form 8-K dated September 14, 2005 and agree with the statements concerning our firm contained therein.

Yours truly,


/s/ Sherb & Co., LLP
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Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
September 14, 2005


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